                                                                   EXHIBIT 10.61

                         LITHIUM TECHNOLOGY CORPORATION

                                 January 4, 2000

Dr. George R. Ferment
Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA  19462

Dear Dr. Ferment:

      Reference is made to your employment agreement dated July 24, 1996, as amended and extended (the "Employment Agreement"), with Lithium Technology Corporation (the "Company").

      This shall confirm that the Employment Agreement is extended on the same terms as set forth in the Employment Agreement until the later of (i) February 28, 2002 and (ii) one year after the closing of the merger between the Company and Pacific Lithium Limited.

      This letter also confirms that as of November 1, 1999 you shall serve as the President, Chief Operating Officer and Chief Technical Officer and your salary is at the rate of $155,000 per year commencing as of November 1, 1999.

      By signing below, you agree to and accept these terms. The terms of your Employment Agreement are hereby ratified, approved, and confirmed except as modified herein.

                                          Very truly yours,

                                          /s/ Ralph Ketchum
                                          Ralph Ketchum
                                          Chairman of Special Committee of
                                          the Board of Directors

Accepted and Agreed to:

/s/ George R. Ferment
--------------------------------------
Dr. George R. Ferment